UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               KEYSPAN CORPORATION
             (Exact name of registrant as specified in its charter)
                                 --------------
                New York                          11-3431358
      (State or other jurisdiction of           (I.R.S. Employer
           incorporation or organization)        Identification No.)
                                 --------------


                              JOHN J. BISHAR, ESQ.
          ONE METROTECH CENTER, BROOKLYN, NEW YORK 11201 (718) 403-3320
      175 EAST OLD COUNTRY ROAD, HICKSVILLE, NEW YORK 11801 (516) 545-6096
(Address and telephone number of principal executive offices and agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed            Proposed
Title of Each                  Amount                 Maximum              Maximum                Amount of
Class of Securities            To Be               Offering Price         Aggregate              Registration
To Be Registered             Registered               Per Unit*         Offering Price*              Fee
---------------              ----------               ---------         ---------------            -------
Common Stock,
  par value                5,000,000 Shares            $36.217            $181,085,000            $19,376.10
$0.01 per share

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), on the basis of the estimated maximum aggregate offering price of the registrant's Common Stock.

                                TABLE OF CONTENTS



PART I - Information Required in Prospectus.......................................................................1
      KEYSPAN INVESTOR PROGRAM PROSPECTUS.........................................................................1

PART II - Information Not Required in Prospectus.................................................................26

         Other Expenses of Issuance and Distribution.............................................................26

         Indemnification of Directors and Officers...............................................................26

         List of Exhibits........................................................................................27

         Undertakings............................................................................................27

         Signatures..............................................................................................29

         Exhibit Index...........................................................................................31

        KEYSPAN

  KeySpan Corporation




                                INVESTOR PROGRAM

                                  Common Stock,
                           $0.01 par value, per share

                                5,000,000 shares





                 ONE METROTECH CENTER, BROOKLYN, NEW YORK 11201
              175 EAST OLD COUNTRY ROAD, HICKSVILLE, NEW YORK 11801
                            (718) 403-1000 (BROOKLYN)
                      (516) 755-6650 (HICKSVILLE) (Address
              and telephone number of principal executive offices)



Our Common Stock is primarily listed on the New York Stock Exchange under the symbol KSE. Investing in KeySpan's Common Stock involves risks associated with market fluctuations. Further discussion of risks associated with market fluctuations can be found on page 3 of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                This Prospectus is dated as of January 31, 2006.

                       KEYSPAN INVESTOR PROGRAM PROSPECTUS
                                TABLE OF CONTENTS

PROSPECTUS SUMMARY..............................................................................3

RISK FACTORS....................................................................................3

PROFILE OF KEYSPAN CORPORATION..................................................................7

DESCRIPTION OF THE PROGRAM......................................................................8

SUMMARY.........................................................................................8

QUESTIONS AND ANSWERS..........................................................................10

         Purpose  .............................................................................10

         Advantages and Disadvantages..........................................................10

         Program Administration................................................................11

         Eligibility...........................................................................12

           Enrollment Procedures...............................................................12

         Common Stock Purchases................................................................15

              Stock Certificates and Safe Keeping..............................................17

         Sale of Shares........................................................................18

           Transfer of Shares..................................................................19

           Option Changes and Discontinuation of Reinvestment..................................19

         Reports to Participants...............................................................20

         Federal Income Taxes..................................................................21

         Other Information.....................................................................22

USE OF PROCEEDS................................................................................24

PLAN OF DISTRIBUTION...........................................................................24

LEGAL OPINIONS.................................................................................24

EXPERTS........................................................................................24

INCORPORATION OF DOCUMENTS BY REFERENCE........................................................24

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES....................................................................................25

                               PROSPECTUS SUMMARY

     We are pleased to offer you the  opportunity  to participate in the KeySpan
Investor  Program  (the  "Program"),   a  direct  stock  purchase  and  dividend
reinvestment plan. The Program is designed to provide you with:

o A convenient and inexpensive way to purchase and sell shares of KeySpan Common Stock ("Common Stock").

o The chance to purchase additional shares of Common Stock, and to reinvest all or a portion of your cash dividends.

o The opportunity to make additional cash purchases of Common Stock by check, money order or automatic deduction from your checking or savings account at a U.S. bank or financial institution.

o An option to own and transfer shares of Common Stock without the need for holding stock certificates.

     As used in this prospectus and any prospectus supplement or term sheet, "KeySpan" generally means KeySpan Corporation, together with its subsidiaries.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. KeySpan has not authorized anyone else to provide you with different information. KeySpan is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.


                                  RISK FACTORS

     Before purchasing shares of our Common Stock, investors should carefully consider the following risk factors together with the other information incorporated by reference or provided in this prospectus in order to evaluate an investment in our Common Stock.

     We are a holding company, and we and our subsidiaries are subject to federal and/or state regulation which limits our financial activities, including the ability of our subsidiaries to pay dividends and make distributions to us.

     We currently are a holding company registered under the Public Utility Holding Company Act of 1935, as amended ("PUHCA 1935"). Congress has acted to repeal the Public Utility Holding Company Act of 1935 and replace it with the Public Utility Holding Company Act of 2005 ("PUHCA 2005"), which becomes effective on February 8, 2006 and transfers holding company oversight responsibilities from the Securities and Exchange Commission ("SEC") to the Federal Energy Regulatory Commission ("FERC"). Collectively, PUHCA 1935 and PUHCA 2005 are referred to herein as "PUHCA". We have no business operations or sources of income of our own. We conduct all of our operations through our subsidiaries and depend on the earnings and cash flow of, and dividends or distributions from, our subsidiaries to provide the funds necessary to meet our debt and contractual obligations and to pay dividends on our Common Stock. A substantial portion of our consolidated assets, earnings and cash flow is derived from the operation of our regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to us is subject to regulation by the utility regulatory commissions of New York, Massachusetts and New Hampshire.

Our gas distribution and electric services businesses may be adversely affected by changes in federal and state regulation.

     The regulatory environment applicable to our gas distribution and our electric services businesses has undergone substantial changes in recent years, on both the federal and state levels. These changes have significantly affected the nature of the gas and electric utility and power industries and the manner in which their participants conduct their businesses. Moreover, existing statutes and regulations may be revised or reinterpreted, new laws and regulations may be adopted or become applicable to us or our facilities, and future changes in laws and regulations may affect our gas distribution and our electric services businesses in ways that we cannot predict.

     Proposals to re-regulate the wholesale power market have been made at the federal level. These proposals, and legislative and other attention to the electric power industry could have a material adverse effect on our strategies and results of operations for our electric services business and our financial condition. In particular, we sell power and energy from our Ravenswood generating facility into the New York Independent System Operator ("NYISO") energy market at market based rates, subject to mitigation measures approved by FERC. The pricing for both energy sales and services to the NYISO energy market is still evolving and some of the FERC's price mitigation measures are subject to rehearing and possible judicial review.

Our Risk Mitigation Techniques Such as Hedging and Purchase of Insurance May Not Adequately Provide Protection

     To mitigate our financial exposure related to commodity price fluctuations, KeySpan routinely enters into contracts to hedge a portion of our purchase and sale commitments, weather fluctuations, electricity sales, natural gas supply and other commodities. However, we do not always cover the entire exposure of our assets or our positions to market price volatility and the coverage will vary over time. To the extent we have unhedged positions or our hedging procedures do not work as planned, fluctuating commodity prices could cause our sales and net income to be volatile.

     In addition, our business is subject to many hazards from which our insurance may not adequately provide coverage. An unexpected outage of Ravenswood, especially in the significant summer period, could materially impact our financial results. Damage to pipelines, equipment, properties and people caused by natural disasters, accidents, terrorism or other damage by third parties could exceed our insurance coverage. Although we do have insurance to protect against many of these contingent liabilities, this insurance is capped at certain levels, has self-insured retentions and does not provide coverage for all liabilities.

SEC Rules for Exploration and Production Companies May Require Us to Recognize a Non-Cash Impairment Charge at the End of Our Reporting Periods

     Our investments in natural gas and oil consist of our ownership of KeySpan Exploration and Production and Seneca-Upshur. We use the full cost method for KeySpan Exploration and Production and Seneca-Upshur. Under the full cost method, all costs of acquisition, exploration and development of natural gas and oil reserves are capitalized into a full cost pool as incurred, and properties in the pool are depleted and charged to operations using the unit-of-production method based on production and proved reserve quantities. To the extent that these capitalized costs, net of accumulated depletion, less deferred taxes exceed the present value (using a 10% discount rate) of estimated future net cash flows from proved natural gas and oil reserves and the lower of cost or fair value of unproved properties, those excess costs are charged to operations. If a write-down is required, it would result in a charge to earnings but would not have an impact on cash flows. Once incurred, an impairment of gas properties is not reversible at a later date, even if gas prices increase.

Our operating results may fluctuate on a seasonal and quarterly basis.

     Our gas distribution business is a seasonal business and is subject to weather conditions. We receive most of our gas distribution revenues in the first and fourth quarters when demand for natural gas usually increases due to colder weather conditions. As a result, we are subject to seasonal variations in working capital because we purchase most of our natural gas supplies in the second and third quarters and must increase our borrowings in these periods to finance these purchases. Accordingly, our results of operations in the future will fluctuate substantially on a seasonal basis. In addition, our New England-based gas distribution subsidiaries do not benefit from weather normalization tariffs, and results from our Ravenswood generating facility are directly correlated to the weather as the demand and price for the electricity it generates increases during the summer. As a result, fluctuations in weather between years may have a significant effect on our results of operations for these subsidiaries.

A substantial portion of our revenues are derived from our agreements with the Long Island Power Authority ("LIPA") and no assurances can be made that these arrangements will not be discontinued at some point in the future. Furthermore, KeySpan and LIPA recently announced their intentions to enter into certain new agreements that are not yet effective and accordingly, KeySpan is unable to predict when or if these proposed agreements will become effective.

     We derive a substantial portion of our revenues in our electric services segment from a series of agreements with LIPA pursuant to which we manage LIPA's transmission and distribution system and supply the majority of LIPA's customers' electricity needs.

     On December 14, 2005, KeySpan and LIPA announced their intention to enter into certain agreements (collectively referred to herein as the "Proposed Agreements"). The effectiveness of each of these Proposed Agreements is conditioned upon, among other things, successful negotiation and execution of definitive documentation of the Proposed Agreements and receipt of all required governmental approvals. Furthermore, the effectiveness of each Proposed Agreement is conditioned upon all Proposed Agreements becoming effective. Pursuant to the Proposed Agreements, KeySpan and LIPA, among other changes, contemplate a five year extension of the Management Services Agreement (MSA) through December 31, 2013, whereby KeySpan would continue to perform day-to-day operation and maintenance services and capital improvements on LIPA's T&D System. KeySpan and LIPA also contemplate entering into a new Option and Purchase and Sale Agreement that will grant LIPA the option during the period January 1, 2006 to December 31, 2006 to purchase only KeySpan's Far Rockaway and/or E.F. Barrett Generating Stations (and certain related assets) at a price equal to the net book value of each facility.

A decline or an otherwise negative change in the ratings or outlook on our securities could have a materially adverse impact on our ability to secure additional financing on favorable terms.

     The rating agencies that rate our securities regularly review our financial condition and results of operations. We can provide no assurances that the ratings or outlook on our securities will not be reduced or otherwise negatively changed. A negative change in the ratings or outlook on our securities could have a materially adverse impact on our ability to secure additional financing on favorable terms.

Our costs of compliance with environmental laws are significant, and the cost of compliance with future environmental laws could adversely affect us.

     Our operations are subject to extensive federal, state and local environmental laws and regulations relating to air quality, water quality, waste management, natural resources and the health and safety of our employees. These environmental laws and regulations expose us to costs and liabilities relating to our operations and our current and formerly owned properties. Compliance with these legal requirements requires us to commit significant capital toward environmental monitoring, installation of pollution control equipment and permits at our facilities. Costs of compliance with environmental regulations, and in particular emission regulations, could have a material impact on our electric services business and our results of operations and financial position, especially if emission limits are tightened, more extensive permitting requirements are imposed, additional substances become regulated or the number and type of electric generating plants we operate increase.

     In addition, we are responsible for the clean-up of contamination at certain manufactured gas plant ('MGP') sites and at other sites and are aware of additional MGP sites where we may have responsibility for clean up costs. While our gas rate plans generally allow for the full recovery of the costs of investigation and remediation of MGP sites, these rate recovery mechanisms may change in the future. To the extent rate recovery mechanisms change in the future, or if additional environmental matters arise in the future at our currently or historically owned facilities, at sites we may acquire in the future or at third party waste disposal sites, costs associated with investigating and remediating these sites could have a material adverse effect on our results of operations and financial condition.

Provisions of our certificate of incorporation and bylaws and New York Corporate Law and state regulatory requirements may discourage a takeover attempt.

     Provisions contained in our certificate of incorporation and bylaws and the laws of New York, the state in which we are organized, could make it more difficult for a third party to acquire us in a transaction not approved by our board of directors. Provisions of our certificate of incorporation and bylaws impose various procedural and other requirements that could make it more difficult for shareholders to affect certain corporate actions. These requirements may have the effect of delaying or deterring a change of control of our company. Furthermore, the SEC and utility regulatory commissions of New York, Massachusetts and New Hampshire would need to approve any transaction that involves a change of control of us. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our Common Stock.

Our Businesses are Subject to Competition and General Economic Conditions Impacting Demand for Services

     We recently expanded the Ravenswood Facility, our merchant generation plant, in our Electric Services segment with the Ravenswood Expansion, a 250 MW combined cycle generating unit. However, the Ravenswood Facility and Ravenswood Expansion continue to be subject to competition that could adversely impact the market price for the electricity they produce. If new generation and/or transmission facilities are constructed, and/or the availability of our Ravenswood Facility deteriorates, then the capacity and energy sales quantities could be adversely affected. We cannot predict, however, when or if new power plants or transmission facilities will be built or the nature of the future New York City energy requirements.

We may issue additional shares of Common Stock and thereby materially and adversely affect the price of our Common Stock.

     We are not restricted from issuing additional shares of Common Stock. If we issue additional shares of Common Stock, that issuance may materially and adversely affect the price of our Common Stock.

                         PROFILE OF KEYSPAN CORPORATION

     KeySpan Corporation (NYSE:KSE) is currently a registered holding company under PUHCA. KeySpan operates six regulated utilities that distribute natural gas to approximately 2.6 million customers in New York City, Long Island, Massachusetts and New Hampshire, making KeySpan the fifth largest gas distribution company in the United States and the largest in the Northeast. We also own, lease and operate electric generating plants in Nassau and Suffolk Counties on Long Island and in Queens County in New York City and are the largest electric generation operator in New York State. Under contractual arrangements, we provide power, electric transmission and distribution services, billing and other customer services for approximately 1.1 million electric customers of the Long Island Power Authority ("LIPA"). KeySpan's other operating subsidiaries are primarily involved in gas exploration and production; underground gas storage; liquefied natural gas storage; retail electric marketing; large energy-system ownership, installation and management; service and maintenance of energy systems; and engineering and consulting services. We also invest and participate in the development of natural gas pipelines, electric generation and other energy-related projects.

                           DESCRIPTION OF THE PROGRAM

                                     SUMMARY

     This summary highlights selected information from this prospectus, but may not contain all of the information that is important to you. To fully understand the Program and for a more complete description of the legal terms of the Program, you should read this entire document carefully and the documents to which we have referred you. To find out how to obtain copies of these documents, see Question 32.

Program Administration

     We have appointed Computershare Trust Company, N.A., ("Computershare"), formerly EquiServe Trust Company, N.A., as our Transfer Agent and Registrar to administer the Program. All purchases of Common Stock will be made by Computershare at 100% of the then-current market price of the Common Stock, calculated as described in this prospectus, either in the open market, or directly from KeySpan.

     Our Common Stock is primarily listed on the New York Stock Exchange under the symbol KSE. Investing in KeySpan's Common Stock involves risks associated with market fluctuations.

     To the extent required by law, in certain jurisdictions, shares offered through the Program will be offered through a registered broker/dealer to persons who are not currently KeySpan shareholders.

     Purpose of the Program

     The purpose of the Program is to provide our Registered Shareholders (shareholders whose stock is registered in their name, not in the name of a broker) and other investors with a simple, convenient and economical way to make and increase investments in our Common Stock and to reinvest all or a portion of any cash dividends paid in additional shares of Common Stock. The Program also provides participants with an economical method to sell shares of Common Stock.

     How To Participate in the Program

         New Investors


o    If you are not  currently a KeySpan  shareholder,  you can purchase  Common
     Stock for the first time with a minimum investment of $250, with no transaction fees. New investors may make their initial investment in Common Stock by completing an Initial Investment Form and either mailing it with a check or money order for at least $250, or, alternatively, you can authorize Computershare to automatically deduct your initial investment from a checking or savings account at a U.S. bank or financial institution. The automatic deduction feature also provides new investors with the option of having a minimum of $25 deducted either monthly or semi-monthly, in order to reach the minimum investment of $250. However, it will be necessary to notify Computershare to stop making automatic deductions.


o    New investors can also enroll on the Internet at Computershare's website at
     www.computershare.com/equiserve   or  the  Investor  Relations  section  of
     KeySpan's website at www.keyspanenergy.com.


o    New  investors  can  reinvest  their  dividends  by checking  the  dividend
     reinvestment   option  on  the  Initial  Investment  Form,  or  by  calling
     Computershare at 1-800-482-3638.

         Registered Shareholders


o If you are a Registered Shareholder, you may make additional investments (minimum of $25, annual maximum of $150,000) by check, money order or by authorizing Computershare to automatically deduct your investment from your checking or savings account at a U.S. bank or financial institution.


o Registered Shareholders wishing to change dividend reinvestment options may do so by completing and submitting an Enrollment Authorization Form. Please refer to Question 5 for information on contacting Computershare.


         Non-Registered Shareholders


o KeySpan shareholders holding their stock through a broker must become Registered Shareholders to enroll in the Program.

For further instructions on how to participate in the Program, please see Question 7.


     Features of the Program


o Automatically reinvest all or part of your cash dividends to purchase additional shares.

o You do not need to reinvest your dividends to participate. Dividends not reinvested can be paid to you by check or electronic deposit to your bank account.

o You may sell your shares of Common Stock by instructing Computershare, either by telephone, in writing, or through the Internet. Sale orders are processed daily.

o You may transfer shares or make gifts of shares of Common Stock easily and at no cost.

o You may make all account inquiries by telephone, writing, and/or via the Internet.

o    Cash investments are processed weekly, usually on Thursdays.

o Your whole and fractional shares of Common Stock are credited to your Program account in safe and convenient book-entry form. However, you may request stock certificates free of charge.

o    For  safekeeping  purposes,   stock  certificates  can  be  converted  into
     book-entry shares, which will be credited to your Program account at no cost to you.


Fees and Commissions


o KeySpan pays all processing fees for initial investments in the Program, for additional investments and dividend reinvestments processed as original issue or treasury shares and for the annual maintenance cost of your Program account. However, should the Company purchase shares on the open market, participants will pay a brokerage commission of $0.05 per share.

o You will be charged only the transaction and brokerage fees (currently $5.00 per transaction and $0.05 per share) on the sale of shares of Common Stock through the Program, and brokerage commissions on all purchases made using open market shares (currently $0.05 per share).

o Returned checks or failed automatic deduction transactions will result in a charge of $20 to the participant.

o You will be charged $5.00 per year (not to exceed $25.00) for a duplicate statement older than two calendar years.


                              QUESTIONS AND ANSWERS

     The following is a question and answer format explanation of the Program which provides the terms and conditions of the Program.

     Purpose

1.   What is the purpose of the Program?

     The purpose of the Program is to provide Registered Shareholders of Common Stock and other investors a simple, convenient and economical way to accumulate and increase their investment in Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. The Program also provides participants with an economical method to sell shares of Common Stock.


     Advantages and Disadvantages

2.   What are the advantages of the Program?

     The  advantages of the Program are as follows:


o Direct Purchase of Initial Shares: Persons not presently owning shares of Common Stock may enroll in the Program by making an initial investment of at least $250, but not more than $150,000.

o Reinvestment of Dividends: Participants may purchase additional shares of Common Stock automatically by reinvesting all or a portion of their cash dividends. Dividend payments not reinvested will be paid to participants by check or will be deposited electronically upon written request.

o    Direct  Purchase  of Common  Stock  through  Additional  Cash  Investments:
     Participants may purchase additional shares of Common Stock by making additional cash investments by check, money order or electronic transfer in amounts of at least $25 per investment, with a maximum allowable investment of $150,000 per year.

o Certificate Safekeeping: The Program offers a "safekeeping" service free of charge, whereby Registered Shareholders may deposit their Common Stock certificates with Computershare and have their certificated shares credited to their Program account. This feature prevents stock certificate loss, theft or destruction. Since deposited shares become book-entry shares, they may be transferred or sold through the Program in a convenient and economical manner.

o Reduced Fees: Fees charged to participants are usually less than if the individual investor purchased or sold shares outside of the Program through a broker.

o Certificates/Transfer or Shares: Participants may request the issuance of stock certificates or transfer to another participant all or a portion of their Program shares free of charge. Stock certificates will only be issued in whole share amounts.

o Convenient, Inexpensive Sale of Shares: Participants may sell Program shares by providing written instructions to Computershare, by using the automated telephone sales feature or via the Internet. Participants will be charged a sales fee of $5.00 for each transaction and a brokerage commission of $0.05 per share sold.

o Simplified Recordkeeping: Participants are furnished an acknowledgment after each purchase or sale, quarterly statements and cumulative year-end statements of their Program accounts, providing a simplified method of recordkeeping.

3.   What are the Disadvantages of the Program?

     The  disadvantages of the Program are as follows:

     o No Interest Paid on Funds Pending Investment: No interest is paid on dividends or optional cash investments held by Computershare pending investment or reinvestment.

     o Purchase/Sale Price Determination: Participants have no control over the share price or the timing of the sale or purchase of Program shares. Participants cannot designate a specific price or a specific date or the selection of a broker/dealer through or from whom purchases are made. In addition, participants will not know the exact number of shares purchased until after the investment date.


     Program Administration

4.   Who administers the Program?

     Computershare has been appointed as our transfer agent, to administer the Program. Computershare's responsibilities in administering the Program include:

o Determining the timing and the making of purchases of Common Stock on the open market.

o Crediting participant's accounts with shares of Common Stock acquired under the Program.

o    Maintaining Program account records.

o    Sending statements of Program account activity to participants.


5. Who should I contact with questions regarding the Program and its administration? You may contact Computershare by writing to:

                                  Computershare
                                 P.O. Box 43069
                            Providence, RI 02940-3069

     You may also contact Computershare at one of the telephone numbers listed below:


o Shareholder customer service, including sale of shares: 1-800-482-3638 (within the U.S. and Canada) and 1-201-324-0498 (outside the U.S. and Canada).

o New investors requesting Program material: 1-800-948-1691 (available 24 hours, 7 days a week) and TDD: 1-201-222-4955 (a telecommunications device for the hearing impaired is available).

     You may also contact Computershare via the Internet. Computershare's Internet address is www.computershare.com/equiserve. Messages sent via the Internet will be responded to promptly. At Computershare's website, you can access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your Program account. To get access to your Program account, you will require a password which will be sent to you by mail, or you can request your password by calling toll-free 1-877-THE-WEB7 (1-877-843-9327).


     Eligibility

6.   Am I eligible to participate in the Program?


     Any person or entity is eligible to participate in the Program, whether or not you currently own our Common Stock. If you are a resident of a foreign country, you should make sure that participation would not violate any laws in the country in which you reside.


     Enrollment Procedures

7.   How do I become a Program participant?


     New Investors. If you do not currently own our Common Stock you may enroll in the Program by completing an Initial Investment Form. You must return the completed form to Computershare with an initial investment of at least $250, but not more than $150,000. The payment can be in the form of a check or money order, made payable to "Computershare - KeySpan." PLEASE DO NOT SEND CASH.

     You may also authorize automatic deductions of $25 per transaction from a checking or savings account at a U.S. bank or financial institution either monthly or semi-monthly, in order to reach the minimum investment of $250. Automatic deductions will continue until such time as the new investor notifies Computershare in writing to stop making automatic deductions. An Automatic Deduction Authorization Form is included on the reverse side of the Initial Investment Form.

     If you are a Registered Shareholder. If you own shares of Common Stock that are registered in your name, not the name of a broker, you can enroll in the Program by completing and returning an Enrollment Authorization Form to Computershare or by calling Computershare directly at 1-800-482-3638. You may obtain additional Enrollment Authorization Forms at any time upon request to Computershare.

     If you are a Non-Registered Shareholder. If you are the beneficial owner of Common Stock through a bank, broker, or trustee, you can become a Registered Shareholder by instructing your bank, broker, or trustee to transfer some or all of your shares of Common Stock into your name. You can choose whether to receive a physical stock certificate for your shares of Common Stock, have them registered in the Direct Registration System in your name or deposit them in a book-entry Program account maintained by Computershare.

There are several options in which you may elect to hold your shares of KeySpan Common Stock:

     Stock Certificate. Once you receive your stock certificate in your name, you can enroll in the Program and you may begin to use all of the services of the Program, such as the dividend reinvestment and economical selling of shares features.

     Direct Registration System Book-Entry Shares. This is an electronic transfer of your shares from your broker's name into your name through the Direct Registration System. Simply instruct your broker to conduct the transaction. This will establish a book-entry account at Computershare and you can then commence using any or all of the Program services.

     Deposit Shares with Computershare in Book-Entry  Account.  You can also opt to have your shares held in a book-entry account administered by Computershare. This allows you to have the added safe-keeping feature which protects you against the loss, theft or destruction of your stock certificate.

     You may also arrange to have your bank, broker, or nominee participate in the Program on your behalf. In this case, your participation may be on terms and conditions which differ from the terms and conditions set forth in this Program, you will be limited to the dividend reinvestment feature use of the Program only. The terms and conditions set forth in the Program will also be subject to the terms and conditions of your bank, broker, or nominee. Computershare will not have a record of your transactions or your account since they will remain under the name of your bank or broker.

8.   What are my dividend reinvestment options available under the Program?

     The following options are available to you under the Program. However, you must elect one of the following options on the Initial Investment Form or the Enrollment Authorization Form in order to have any portion of your dividends paid to you, otherwise they will automatically be fully reinvested to purchase additional shares of Common Stock.

     Full Dividend Reinvestment. You can opt to have all of your cash dividends on all certificated and Program shares of Common Stock automatically reinvested to purchase additional shares of Common Stock. If you do not make an election on the Initial Enrollment Form or the Enrollment Authorization Form you will automatically have your dividends fully reinvested.

     Partial Dividend Reinvestment. You may choose to receive your cash dividends on a specified number of shares of Common Stock and automatically have the cash dividends on the remainder of your shares of Common Stock reinvested to purchase additional shares of Common Stock. If you elect to have partial dividends reinvestment, you must designate the number of Program shares and/or certificated shares for which you choose to receive your cash dividends in a whole number. Cash dividends are sent to you by check or, upon request, are deposited electronically into your U.S. bank account.

     Cash Payment Only (No Dividend Reinvestment). You may choose to receive all of your dividends as a cash payment. Cash dividends are sent to you by check or, upon request, are deposited electronically into your U.S. bank account.

     For more information on the electronic deposit of dividends, please refer to Question 10, or contact Computershare.

9.   How do I make additional cash investments in Common Stock?

     You may make additional cash investments by choosing among the following two options:

     Check Investment. You may make additional cash investments in Common Stock by sending to Computershare a check, money order, or bank draft for the purchase of additional shares of Common Stock. The check, money order, or bank draft must be made payable to "Computershare - KeySpan" in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. funds. Computershare will not accept third party checks. All checks, money orders, and bank drafts should be sent to Computershare at the address listed on the tear-off form attached to each Program account statement you receive, or with your Initial Investment Form.

     Automatic Investment from a Bank Account. As an alternative to sending checks, money orders, and bank drafts for additional cash investments, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank or financial institution. You may elect the automatic deduction option by completing and signing an Automatic Deductions Authorization Form and returning this form to Computershare, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional Automatic Deductions Authorization Forms are available through Computershare. Your Automatic Deductions Authorization Form will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or on the next business day if either of those days is not a business day. You may change or discontinue automatic deductions by completing and submitting to Computershare a new Automatic Deductions Authorization Form.

     Brokers or bank nominees participating on behalf of Non-Registered Shareholders or beneficial owners may only use the dividend reinvestment feature of the Program and cannot use the additional cash investment feature. If a Non-Registered Shareholder wishes to participate in the additional cash investment feature of the Program, he or she must first become a Registered Shareholder or make an initial investment to enroll directly in the Program.

10.  Can my cash dividends be deposited directly to my bank account?

     Yes, you may elect to have any cash dividends which are not reinvested paid by electronic funds transfer to your U.S. bank account. To do this, you must first complete and return a Direct Deposit Authorization Form to Computershare along with a copy of a voided blank check or savings account deposit slip. This form is not included with your Program materials and must be specifically requested from Computershare by calling 1-800-870-2340.

11.  What are the minimum and maximum amounts for additional cash investments?

     In addition to increasing your holdings of Common Stock through the reinvestment of dividends, you may make additional cash investments in Common Stock at any time. Your additional cash investments by check, money order, or automatic deductions must be at least $25 with a maximum allowable investment of $150,000 per calendar year. If you are not a Registered Shareholder and are a first time investor in the Program, your initial investment must be for at least $250 and cannot exceed $150,000. See Question 7 regarding new investors.


     Common Stock Purchases

12.  What are the sources of Common Stock purchased under the Program?

     Shares of Common Stock will be purchased either on the open market, or directly from KeySpan, from shares held in our treasury or as newly issued shares, or a combination of the foregoing. You cannot choose the source of your shares purchased since this is entirely at our discretion.

     Shares purchased on the open market may be made on any stock exchange where our Common Stock is traded or by negotiated transactions on terms that Computershare may reasonably determine. Should the Company purchase shares on the Open Market, participants will pay a brokerage commission of $0.05 per share. Neither KeySpan nor any participant will have any authority or power to direct the date, time, or price at which shares of Common Stock may be purchased, or the selection of a broker or dealer through or from whom purchases are made.

13.  When will shares be purchased under the Program?


o General. Direct purchases from KeySpan's authorized but unissued shares of Common Stock will normally be made on a weekly basis on the relevant
     "investment date," (usually Thursdays) or the next trading day if the investment date is not a trading day. Purchases on the open market will begin on the investment date and will be completed no later than 30 days from such date, except where completion at a later date is necessary or advisable under any applicable federal securities law.


o Cash Investments. Computershare will normally invest any initial and additional cash investments for the purchase of Common Stock on a weekly basis, usually on Thursdays, after receipt of the check, money order, bank draft or automatic deduction. Computershare will determine the actual investment date for initial and additional cash investments and should receive payment no later than 2 business days prior to each week's investment date. However, it should be noted that there is no guarantee of the date on which investments will be made or if your payment will be received on time for that week's investment.


o Dividend Reinvestments. The investment date for dividend reinvestments will be the dividend payment date or the next business day if the dividend payment date is not a business day. If Computershare receives your Enrollment Authorization Form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. If Computershare receives your Enrollment Authorization Form requesting reinvestment of dividends after the record date established for a particular dividend, you will be paid the dividend in cash and your reinvestment of dividends will begin on the next dividend payment date.

     The anticipated payment dates for Common Stock are usually on the first business day of February, May, August, and November. The record dates for Common Stock are usually the week of the 10th of the previous month of the payment date. It is anticipated that record dates and payment dates for dividends, that we may declare in the future, will be at approximately the same times of the year.

14.  How is the purchase price of the Common Stock determined?

     The purchase price of Common Stock purchased directly from KeySpan, as treasury shares or original issue shares, will be the average of the high and low prices of the Common Stock as reported in the New York Stock Exchange composite transactions for that investment date.

     You cannot request a specific purchase price, date, quantity, and/or purchase by a specific broker.

     The purchase price of Common Stock purchased on the open market is the weighted average of the actual purchase price of all shares purchased during the applicable investment period. The price is adjusted to include brokerage commissions of $0.05 per share. Open market purchases are expected to be made through Computershare.

     A Program participant will have the applicable commissions deducted from the funds used to purchase shares acquired under the Program, see Question 25.

15.  How many shares of Common Stock will be purchased for me?

     The number of shares purchased for you will be equal to the amount of your additional cash investments, plus any dividends available for reinvestment, or the initial investment received by Computershare during the investment period, less any applicable fees, divided by the purchase price of the shares. Your Program account will be credited with the number of shares of Common Stock, including fractional shares computed to three decimal places.

16.  Will I be paid interest on any amounts pending the actual investment date?

     No. Interest will not be paid on amounts sent to Computershare for investment pending the actual investment date.

     Stock Certificates and Safe Keeping

17. Will I be issued stock certificates for shares of Common Stock purchased through the Program?

     No. Shares of Common Stock purchased through the Program will not be issued to you in stock certificate form, but will be credited to your Program account - as book entry shares - by Computershare on your behalf. The number of shares of Common Stock credited to your Program account will be shown on your Program account statement.

18.  How may I receive a stock certificate?

     You may obtain a stock certificate at no cost for some or all of the whole shares credited to your Program account at any time by simply requesting Computershare to withdraw shares from your Program account and to issue them in stock certificate form. You may make such a request by:


o    Calling Computershare at 1-800-482-3638;

o Accessing your Program account through the Internet at Computershare's website www.computershare.com/equiserve;

o    Using the tear-off form attached to the Program account statement; or

o Sending written notice specifying the number of whole shares to be withdrawn.

     Stock certificates will be issued to you and registered in your name. Stock certificates are normally issued to participants within two business days after receipt of a request. No stock certificates will be issued for a fractional share of Common Stock. If you request a stock certificate for all shares credited to your Program account, a stock certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional shares. That cash payment will be based upon the then-current market price of the Common Stock, less any service fee, any applicable brokerage commission, and any other costs of sale.

     Withdrawing shares from your Program account into stock certificate form does not affect your dividend reinvestment option. For example, if you authorized the full dividend reinvestment option, cash dividends with respect to shares withdrawn from your Program account in stock certificate form will continue to be reinvested.

19. May I add my shares of Common Stock held in stock certificate form to my Program account with Computershare for safekeeping purposes?

     Yes, you may deposit any Common Stock certificate in your possession and registered in your name with Computershare for credit to your Program account as book-entry shares at any time, at no transaction cost. We will pay all fees for this service. This safekeeping feature offers two advantages:


o The risk associated with loss, theft, or destruction of stock certificates is eliminated; otherwise, in the case of a lost or stolen stock certificate, no sale or transfer may occur until a replacement is obtained, which can be a costly and time-consuming process; and

o Since shares deposited into your Program account with Computershare are treated in the same manner as shares purchased through the Program, they may be transferred or sold through the Program in a convenient and efficient manner.

     To combine shares held in stock certificate form with shares credited to your Program account, you must send your request and your stock certificates to Computershare. The stock certificates should not be endorsed. Computershare will promptly send you a statement confirming each stock certificate deposited.

     To insure against loss resulting from mailing stock certificates to Computershare, the Program provides for mail insurance, free of charge, for stock certificates valued up to $25,000 current market value (maximum coverage) when mailed first class, using a brown, pre-addressed envelope provided by Computershare. Envelopes may be obtained by calling Computershare at 1-800-482-3638. For information about mailing stock certificates which have a current market value in excess of $25,000, you should contact Computershare. To be eligible for stock certificate mailing insurance, you must notify Computershare of any lost stock certificate claim within 30 calendar days of the date the stock certificates were mailed.

     Mail insurance covers the replacement of shares of Common Stock, but in no way protects you against any loss resulting from fluctuations in the value of the shares from the time you mail the stock certificates until the time replacement can be made. If you do not use a brown, pre-addressed envelope provided by Computershare, you should send your stock certificates to the address listed in Question 5 by registered mail, return receipt requested, and insure for possible mail loss for 3% (minimum of $20) of the market value. This represents the approximate cost to you of replacing stock certificates if they are lost or stolen.

     Sale of Shares

20.  How can I sell Program shares?

     To sell any shares that you hold in stock certificate form through the Program, the shares must first be converted into book-entry shares and credited to your Program account with Computershare. You can sell any of the shares credited to your Program account with Computershare by calling Computershare at 1-800-482-3638, accessing your Program account via the Internet at www.computershare.com/equiserve, by writing to Computershare, or by completing and submitting the tear-off portion of your Program account statement.

21.  How is the sale price of Program shares determined?

     Computershare aggregates all requests to sell shares and then sells the total share amount on the open market. Upon receipt of your request to sell some or all of your shares, Computershare will make every reasonable effort to process all sales orders on the day the orders are received. To do so, you must ensure that instructions are received before 1:00 p.m. (Eastern
     Time) on a business day during which Computershare and the New York Stock Exchange are open.

     Sales will be made at the then-current market price of the Common Stock and Computershare will promptly mail you a check. The check will be for the net cash proceeds of the sale, minus a service fee of $5.00 plus brokerage commissions of $0.05 per share. Computershare has full discretion in all matters related to the sale, including the time of sale and sales price and the selection of a broker. You cannot specify a price or a time at which to sell your book-entry shares.

     You should be aware that the Common Stock price may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are irrevocable and may not be rescinded.

     Transfer of Shares

22. Can I assign or transfer all or a part of my Program shares to another person?

     Yes. You may change ownership of all or part of your Program shares through a gift, sale or otherwise at any time. You may contact Computershare at 1-800-482-3638 for complete transfer instructions and you will be asked to send Computershare written transfer instructions to enact the transfer. Requests for transfer are subject to the same requirements as for the transfer of stock certificates, including the requirement of a Medallion Signature Guarantee.

23. If Program shares are transferred to another person, will Computershare issue a stock certificate to the transferee?

     No. Transfers will be credited to an account in book entry form. If you so request, a stock certificate can be issued to the transferee. You should contact Computershare for full details on how to make the transfer.

     For book entry transfers that involve the establishment of a new Program account, the completed Initial Investment Form must be returned to Computershare, along with written instructions signed by the current participant, indicating the number of shares to be transferred to the transferee. The current participant's signature must be guaranteed by a bank, broker or financial institution that is a member of the Medallion Signature Guarantee program. The new Program account will be set up for full dividend reinvestment unless otherwise instructed by the previous or new shareholder.


     Option Changes and Discontinuation of Reinvestment

24. How can I change my dividend reinvestment option or discontinue reinvesting my dividends?

     You may change dividend reinvestment options by calling Computershare directly at 1-800-482-3638, instructing Computershare in writing, through the Internet or by submitting to Computershare a new election on an Enrollment Authorization Form. To be effective for a specific dividend, any change must be received by Computershare before the record date for that dividend - see Question 13 for information regarding record dates. You may discontinue reinvestment of cash dividends at any time by calling or writing Computershare or through the Internet. If Computershare receives your request to discontinue dividend reinvestment on or after the record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the Program on the next investment date on your behalf. If reinvested, Computershare may sell the shares purchased and send the proceeds to you, less any service fees applicable, brokerage commissions and other costs of sale. After processing your request to discontinue dividend reinvestment, any dividends on any shares credited in book-entry form or shares you hold in stock certificate form will be paid in cash by check or by electronic funds transfer. To have dividends deposited directly to your U.S bank account, see Question 10.

25.  Are there any fees charged to me as a Program participant?

Please refer to the tabular summary of Program fees that follows:

              Summary of Fees and Commissions
-------------------------------------------------------------------
Transaction                              Fees/Commissions

-------------------------------------------------------------------
Initial Enrollment Fee                      None
-------------------------------------------------------------------
Additional Investment Purchase
(by check, money order or
automatic deductions)

           Sources of Shares
           -----------------
       -    Original Issue                  None
       -    Treasury                        None
       -    Open Market                     $0.05 per share
-------------------------------------------------------------------
Reinvestment of Dividends Fee

           Sources of Shares
           -----------------
     -    Original Issue                    None
     -    Treasury                          None
     -    Open Market                       $0.05 per share
-------------------------------------------------------------------
Selling Program shares                      $5.00 + $0.05 per
                                            share
-------------------------------------------------------------------
Issuance of Certificates                    None

-------------------------------------------------------------------
Deposit of Certificates                     None

-------------------------------------------------------------------
Transfers of Shares                         None

-------------------------------------------------------------------
Returned checks or failed                   $20.00
automatic deductions
-------------------------------------------------------------------
Duplicate statements                        $5 per year
(2 years or older).                         (not to exceed $25.00)
-------------------------------------------------------------------

Reports to Participants

26.  What kind of reports will I be sent?

     To  assist  you in your  record  keeping,  Computershare  will send you the
     following   information   (You  should  retain  these  statements  for  tax
     purposes):

o For each initial cash investment, additional cash purchase, sale or transfer that you make or receive, a statement detailing the transactions;

o For each dividend reinvested, a statement detailing all activity in your Program account for that quarter;

o For any transactions you make after the fourth quarter dividend, an updated cumulative statement detailing all activity in your Program account for that year;

o You will also be sent copies of the communications sent to other shareholders. These include KeySpan's annual reports, notices of annual meeting and proxy statements, company updates, and income tax information for reporting dividends paid and proceeds from the sale of Program shares. However, if you are a beneficial owner who participates through a broker or bank nominee, you should contact your broker or bank nominee for a statement detailing reinvestment activity.

Federal Income Taxes

27. What are the Federal Income Tax consequences of participation in this Program?

     This is a general discussion of the U.S. federal income tax consequences of the program. You should consult your own tax advisor with respect to the tax consequences of participation in the program (including federal, state, local and other tax laws and U.S. withholding laws) applicable to your particular situation.

     You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your account or the withdrawal of whole shares from your account.

     You will generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares, generally the amount you paid for the shares. In order to determine the tax basis for shares in your account you should retain all account statements.

     Generally, cash dividends reinvested under the program will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each year.

     If you are a nonresident foreign stockholder whose dividends are subject to U.S. federal income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

     Dividends paid on shares in the accounts may be subject to "the backup withholding" provisions of the Internal Revenue Code. If you are subject to backup withholding, Computershare must withhold and pay over to the Internal Revenue Service 28% from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code.

Other Information

28. What happens if KeySpan issues a stock dividend, declares a stock split or has a rights offering?

     All stock dividends or split shares distributed by us on shares credited to your Program account and/or on shares held by you in the form of stock certificates will be credited directly into your Program account. You will receive a statement indicating the number of shares or dividends earned as a result of the transactions. This includes entitlements on shares calculated on book-entry shares and certificated shares registered in your name. In the case of a rights offering, your rights will be based on the full shares credited to your Program account and/or on shares held by you in the form of stock certificates.

29.  How will my shares be voted?

     For any meeting of Common Stock shareholders, all participants will receive proxy materials including a proxy card representing both the shares for which you hold stock certificates and the whole shares credited to your Program account. All shares will be voted as designated by you or may be voted in person at shareholder meetings.

30. What are not the responsibilities of KeySpan and Computershare under the Program?

     In administering the Program, KeySpan and Computershare will not be liable for any of the following acts done in good faith:

o Any claim of liability with respect to the shares of Common Stock of a deceased participant's Program account prior to receipt in writing of instructions relating to the disposition of such shares;

o With respect to the prices at which shares of Common Stock are purchased or sold for the participant's Program account and the times when such purchases or sales are made;

o With respect to any fluctuation in the market value before or after any purchase or sale of shares of Common Stock.

     Holding Common Stock under the Program is no different than holding shares on your own. Neither KeySpan nor Computershare assure you of a profit or protect you from any losses sustained on the purchase of Common Stock under the Program.

31.  May the Program be changed or discontinued?

     We reserve the right to amend, suspend, discontinue or modify the Program at any time without the approval of participants. Notice of our determination to suspend, discontinue or modify the Program will be given to all Program participants as soon as practicable after such determination is made. Changes or discontinuation will not affect your rights as a shareholder in any way and any book- entry shares you own will continue to be credited to your Program account unless you specifically request otherwise.

32.  Where can I find more information on KeySpan?

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at www.sec.gov.

     KeySpan is subject to the reporting requirements of the Securities Act of 1934. In accordance to this Act, the Company files reports and other information with the SEC.

     You may also request copies of our 10-K, 10-Q, annual reports and proxy statements directly from KeySpan by:


     Mail:                               Telephone:               Internet:
     KeySpan Corporation                 718-403-3196             www.keyspanenergy.com
                                                                  ---------------------
     Investor Relations                                           (Investor Relations Section)
     One MetroTech Center, 22nd Floor
     Brooklyn, NY 11201

                                 USE OF PROCEEDS

     At present, Program shares are purchased from the open market. The Company does not receive any of the proceeds from the sale of shares when Program shares are purchased on the open market. The Program also provides for the issuance of Common Stock directly from the Company either from shares held in the Company's treasury or as newly issued shares. To the extent that shares of Common Stock are purchased directly from the Company, the net proceeds are expected to be used for general corporate purposes. The Company cannot estimate the number of shares of Common Stock that the Company will sell through the Program or the prices at which such shares will be sold.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock will be offered directly to Program participants without underwriters as described in this prospectus.

                                 LEGAL OPINIONS

     The validity of the Common Stock offered by us in this prospectus will be passed upon for us by John J. Bishar, Jr., in his capacity as Executive Vice President and General Counsel of KeySpan Corporation. Mr. Bishar is the beneficial owner of or has the option to acquire approximately 142,236 shares of our Common Stock.

                                     EXPERTS

     The financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards (SFAS) No.142, "Goodwill and Other Intangible Assets" as discussed in Note 1(G), the adoption of SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" as discussed in Note 1(N), the adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations" as discussed in Note 1(P) and the adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities, an
Interpretation of ARB No. 51" as discussed in Note 1(P), (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at www.sec.gov.

     The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.


o    Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

o Our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005;

o Our Current Reports on Form 8-K dated January 24, 2006, January 10, 2006, December 14, 2005, November 8, 2005, November 4, 2005, November 1, 2005,August 4, 2005, June 30, 2005, June 29, 2005, May 27, 2005, May 20,
     2005 , May 16, 2005, May 2, 2005, April 29, 2005 and April 1, 2005.

o Our Form 8-A filed May 26, 1998 pursuant to Section 12(b) of the Exchange Act which provides a description of the Company's Common Stock.

     You may request a copy of these filings, at no cost, over the Internet at our website at www.keyspanenergy.com or by writing or calling us at:

                               Investor Relations
                               KeySpan Corporation
                        One MetroTech Center, 22nd Floor
                            Brooklyn, New York, 11201
                                 (718) 403-3196

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information.

     We also undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents and exhibits referred to above which have been or may be incorporated by reference in this prospectus. Exhibits not specifically incorporated herein by reference will be furnished upon payment of 25 cents per page. Requests for such copies should be directed to Investor Relations, KeySpan Corporation, One MetroTech Center, 22nd Floor, Brooklyn, New York 11201 or by calling Investor Relations at (718) 403-3196.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

SEC Registration Fee..................................................$19,376.10
Accounting Fees.......................................................$20,000.00
Miscellaneous Expenses................................................$25,000.00
Total Expenses........................................................$64,376.10

Item 15. Indemnification of Directors and Officers.

     The New York Business Corporation Law ("BCL"), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director or officer personally gained a financial profit or other advantage to which he or she was not legally entitled.

     Section 722 of the BCL provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.

     Section 723 of the BCL provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. The registrant has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

     Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The certificate of incorporation of the registrant contains provisions eliminating the personal liability of directors or officers to the extent permitted by New York law.

     The registrant's certificate of incorporation provides generally that it shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action, suit or proceeding, or appeal thereof, whether civil or criminal by reason of the fact that such person is or was an officer or director against all expense, liability and loss (including, but not limited to all attorneys' fees, judgments, fines, pension plan taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The certificate of incorporation further provides for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification.

Item 16. List of Exhibits.

     See Exhibit Index

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KeySpan Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on the 31st day of January, 2006.

KEYSPAN CORPORATION
Issuer of Securities
(Registrant)

By: /s/ Gerald Luterman
    -------------------
Gerald Luterman
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures and Titles:



/s/ Robert B. Catell
--------------------
Robert B. Catell
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)


/s/ Gerald Luterman
-------------------
Gerald Luterman
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)


/s/ Theresa A. Balog
--------------------
Theresa A. Balog
Vice President and Chief Accounting Officer
(Principal Accounting Officer)



*
---------------------
Andrea S. Christensen
Director

*
---------------------
Robert J. Fani
President, Chief Operating Officer and Director


*
---------------------
Alan H. Fishman
Director


*
---------------------
James R. Jones
Director


*
---------------------
James L. Larocca
Director


*
---------------------
Gloria C. Larson
Director


*
---------------------
Stephen W. McKessy
Director


*
---------------------
Edward D. Miller
Director


*
---------------------
Vikki L. Pryor
Director


* Such signature has been affixed pursuant to a power of attorney filed as an exhibit hereto.

                                  EXHIBIT INDEX



Exhibit Number      Description of Exhibits
--------------      -----------------------

    5* Opinion of John J. Bishar, Jr. as to the legality of the Common Stock to be issued

    23-a* Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

    23-b* Consent of John J. Bishar, Jr. (contained in his Opinion filed as Exhibit 5 hereto)

    24-a*           Powers of Attorney

    24-b* Certified resolution of the Board of Directors of KeySpan authorizing signatures pursuant to power of attorney

-----------------
* Filed herewith.